Exhibit 10.2

                           EMPLOYMENT, NON-DISCLOSURE
                          AND NON-COMPETITION AGREEMENT


    This Employment, Non-Disclosure and Non-Competition Agreement (the "Agreement") is entered into and effective on March 1, 2004, by and between TUGBOAT INTERNATIONAL INC., a Delaware corporation, with principal business offices at Suite 300, 1055 W. Hastings Street, Vancouver, BC., Canada ("TUGBOAT"), and Tilo Kunz, residing at 5182 Redonda Dr., N. Vancouver, B.C. Canada V7C 3K3 ("EMPLOYEE").

In consideration of the mutual covenants, conditions, and provisions herein contained, the parties hereby agree as follows:

DEFINITIONS OF TERMS

CONFIDENTIAL INFORMATION AND/OR TRADE SECRETS.

"Confidential Information and/or Trade Secrets" means all information, processes, process parameters, methods, practices, techniques, plans, computer programs and related documentation, customer lists, price lists, supplier lists, marketing plans, advertising materials, financial information, and all other compilations of information which relate, directly or indirectly, to the business and/or operations of TUGBOAT, or the business of TUGBOAT INC., a Nevada corporation, and/or which have not been intentionally disclosed by TUGBOAT to the general public, and/or which may give TUGBOAT an opportunity to obtain an advantage over other competitors, persons or parties, regardless of the source from, or method or manner by which EMPLOYEE may have acquired same.

1. TERMS OF EMPLOYMENT

1.1 Capacity and Compensation. TUGBOAT agrees to employ EMPLOYEE and EMPLOYEE agrees to work for TUGBOAT in the capacity of COO, and devote 90% of EMPLOYEE's time, energies, attention and resources to the business of TUGBOAT, on the following terms and conditions:

     a. TUGBOAT shall pay EMPLOYEE a salary of $5,000.00 per month and shall pay all of EMPLOYEE's TUGBOAT related business expenses up to $1,000.00 per month. The expenses must be directly related to the business of TUGBOAT and shall be paid upon submission of invoices, vouchers or receipts.

     In the event EMPLOYEE intends to incur expenses in excess of $1,000.00 per month, said expenses shall be discussed between EMPLOYEE and TUGBOAT and must be approved in advance and in writing by TUGBOAT.

     b. This Agreement shall be for a term of one (1) year, commencing on the date hereof and may be renewed on an annual basis by mutual agreement of the parties. Notice of intent to renew must be given, if at all, by each party to the other party, in writing, at least ninety (90) days prior to the expiration of the annual term of this Agreement. Both parties must give notice of such intent, failing which, this Agreement shall terminate by its terms.
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     c. In the event both parties  desire to renew this  Agreement,  the parties shall, prior to the expiration of the annual term, meet and negotiate in good faith the compensation and other terms of employment for the ensuing year. In the event the parties cannot agree, and if both parties still desire to renew this Agreement, said issues shall be submitted to binding, non-appealable arbitration pursuant to paragraph 4.14 hereof.

     d. This Agreement shall terminate immediately and automatically upon the occurrence of any of the following events:

          1)  Expiration  of the terms of this  Agreement,  unless both  parties
          provide  notice  of  intent  to  renew,   pursuant  to  the  terms  of
          subparagraph (b) hereof;

          2) Bankruptcy or insolvency of either party;

          3) Death or permanent disability of EMPLOYEE; or

          4) Dissolution of TUGBOAT.

1.2 Duties. EMPLOYEE shall, during the term of employment hereunder, devote his best professional skills and efforts to the business and affairs of TUGBOAT, promote the business and affairs of TUGBOAT, and develop its business. EMPLOYEE shall also perform such services and duties as may, from time to time, be assigned to EMPLOYEE by TUGBOAT, its President, or other duly authorized superiors.

1.3 Termination. EMPLOYEE expressly acknowledges and agrees that no representations concerning EMPLOYEE's employment by TUGBOAT, or terms or conditions thereof, have been made to EMPLOYEE, orally or in writing, other than those set forth herein. Unless otherwise provided by the Board of Directors, the President of TUGBOAT shall have the exclusive power and authority to terminate EMPLOYEE and to terminate this Agreement. EMPLOYEE expressly acknowledges he is an "at will" employee under the laws of the State of Nevada.

EMPLOYEE shall have the right to terminate this Agreement, but only after one year of employment, and then only upon ninety (90) days' prior written notice.

1.4 Outside Interests. TUGBOAT acknowledges EMPLOYEE may have outside interests in activities. TUGBOAT does not object to EMPLOYEE pursuing said interests as long as the same does not interfere with or contravene the terms of this Agreement.

2. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

2.1 Acknowledgment by EMPLOYEE. EMPLOYEE acknowledges that during the term of employment with TUGBOAT, EMPLOYEE may be given access to or become acquainted with the Confidential Information and/or Trade Secrets of TUGBOAT.

2.2 No Use or Disclosure. EMPLOYEE agrees not to use or disclose, directly or indirectly, any Confidential Information and/or Trade Secrets of TUGBOAT at any time or in any manner, except as required and expressly authorized in the course of employment with TUGBOAT. The obligations of this Paragraph are continuing and shall survive the termination of EMPLOYEE's employment with TUGBOAT for two (2) years.

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2.3 Restriction on Documents and Equipment. All documents and equipment relating to the business of TUGBOAT, whether prepared or produced by EMPLOYEE or otherwise, coming into EMPLOYEE's possession, are the exclusive property of TUGBOAT, and must not be removed from the premises of TUGBOAT, except as required and authorized in the course of employment with TUGBOAT. All such documents and equipment must be kept safe from unauthorized access and returned to TUGBOAT upon termination of employment with TUGBOAT.

2.4 No Disclosure or Use from Others. EMPLOYEE agrees not to disclose to TUGBOAT any confidential information or trade secrets obtained from other entities, and not to bring confidential information and/or trade secrets of other entities onto TUGBOAT's premises.

3. RESTRICTIONS ON EMPLOYEE.

3.1 No Competitive Planning. While employed by TUGBOAT, EMPLOYEE agrees not to undertake any outside business activity competitive with the work that EMPLOYEE performs for TUGBOAT.

3.2 No Hiring of Other Employees. While employed by TUGBOAT and for (2) years afterward, EMPLOYEE agrees not to employ or attempt to employ, in competition with TUGBOAT, any of TUGBOAT's other employees who work in any area in which EMPLOYEE has been significantly engaged on behalf of TUGBOAT.

3.3 Competitive Employment. While employed by TUGBOAT and for (2) years afterward, EMPLOYEE agrees not to enter into any employment competitive with TUGBOAT, in which the duties of the competitive employment would inherently require EMPLOYEE to reveal or use any of the Confidential Information and/or Trade Secrets of TUGBOAT learned or obtained by EMPLOYEE. For this purpose, "employment competitive with TUGBOAT" shall mean any person or organization engaged in a business which could make use of information or discoveries or improvements thereon, made, conceived, or learned by Employee, in TUGBOAT's confidence, during the term of his employment by TUGBOAT which gives TUGBOAT an opportunity to obtain an advantage over competitors, or other persons or parties.

EMPLOYEE expressly acknowledges and agrees that his employment hereunder, on the terms and conditions hereof, serve as full consideration for EMPLOYEE's covenant in this Paragraph 3.3. In addition, EMPLOYEE expressly acknowledges and agrees that there shall be no money or other consideration of whatsoever nature paid or payable to EMPLOYEE upon termination, unless otherwise accrued pursuant to the terms hereof. EMPLOYEE expressly acknowledges that he has other education, skills, training and experience unrelated to the business of TUGBOAT and could obtain gainful employment outside of and unrelated to the business of TUGBOAT in the event of termination of this Agreement and the resulting imposition of restrictions on his employment, as set forth herein.

3.4 No Solicitation of Customers. While employed by TUGBOAT and for two (2) years afterward, EMPLOYEE agrees not to divert or attempt to divert, by solicitation, or by any other means, directly or indirectly, the customers of TUGBOAT existing at the time of EMPLOYEE's termination.

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4. GENERAL PROVISIONS.

4.1 Successors and Assigns. This Agreement is intended to benefit and is binding on (i) the successors and assigns of TUGBOAT and (ii) the heirs and legal successors of EMPLOYEE.

4.2 Governing Law and Forum. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, in spite of the fact that EMPLOYEE shall perform services hereunder in the Province of British Columbia. EMPLOYEE agrees that suit may be brought for breach of this Agreement only in the state courts of the States of Nevada, and TUGBOAT shall be entitled to injunctive relief to prevent irreparable harm to TUGBOAT which may result from EMPLOYEE's breach of this Agreement. Venue in Nevada shall be exclusively in Washoe County, Nevada.

4.3 Separate Enforcement of Provisions. If for any reason a part of this Agreement is unenforceable, the remainder of the Agreement shall be enforced to the extent possible.

4.4 Modification of Agreement. This Agreement may only be modified by a writing signed by (i) EMPLOYEE and (ii) an authorized representative of TUGBOAT.

4.5 No Conflicting Contracts. EMPLOYEE represents that EMPLOYEE has no contracts, nor will EMPLOYEE enter into any contracts, with any other party that would or could interfere with EMPLOYEE's compliance with the terms and conditions of this Agreement.

4.6 No Right to Continuing Employment. No provision of this Agreement shall be construed as giving EMPLOYEE the right to be retained in the employment of TUGBOAT.

4.7 Incapacity of Employee. If the EMPLOYEE shall be incapacitated by illness or any other cause and prevented from complying with the terms, covenants and conditions of this Agreement on his part to be kept, observed and performed, then this Agreement shall be suspended, both as to services and compensation, during the period of such incapacity.

4.8 Insurance. EMPLOYEE agrees that TUGBOAT may, from time to time, apply for and take out, in TUGBOAT's own name and at TUGBOAT's own expense, life, health, accident or other insurance upon the EMPLOYEE in any sum or sums that TUGBOAT may deem to be necessary or appropriate to protect its interests. EMPLOYEE also agrees to aid TUGBOAT in procuring any and all such insurance by submitting to the usual and customary medical examinations and by filling out, executing and delivering such applications and other instruments, in writing, as may be reasonably required by any insurance company or companies to which any application or applications for insurance may be made by or for TUGBOAT. EMPLOYEE further agrees that neither EMPLOYEE, his heirs or legal successors shall have any right, title or interest in or to any such insurance policies or related benefits.

4.9  Effective  Date.  Regardless  of  when  executed,   the  parties  expressly
acknowledge and agree this Agreement is deemed to be effective on the date set forth in the first paragraph of this Agreement.

4.10 Entire Document. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter hereof and replaces and supersedes any and all prior understandings and agreements between the parties, whether oral or written, express or implied.

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4.11  Indemnity.  Each party hereby  expressly  agrees to indemnify and hold the other party, its officers, directors, agents and employees, harmless from and against any and all losses, costs, damages, claims or liabilities, of whatsoever nature, including, without limitation, attorneys' fees, arising from any breach of this Agreement or the fact that any representation made herein by EMPLOYEE was false or misleading when made.

4.12 Acknowledgment of Understanding. EMPLOYEE acknowledges that EMPLOYEE has read and understands this Agreement; has had an opportunity to discuss it with an attorney; and has received a fully executed copy of it.

4.13 Notices. Any and all notices required or permitted hereunder shall be in writing and sent by mail, postage prepaid, certified, return receipt requested, to the parties at the addresses set forth in the first paragraph of this Agreement. Notices shall be deemed given for all purposes three (3) days from the date the notice is postmarked by the Postal Service.

4.14 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding and specifically enforceable arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be held only in Washoe County, Nevada and enforced only in the state district court situated herein. No appeals shall be permitted.

4.15 Execution of Agreement. This Agreement has been executed in Washoe County, Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.


Dated: March 1, 2004.                       Dated: March 1, 2004

                                            TUGBOAT International, Inc.



/s/ Tilo Kunz                               BY:
Employee                                    Director